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MillerEllin/company LLP                             750 Lexington Avenue
                                                 New York, NY 10022-1200

        Certified Public Accountants                        212 750 9100  phone
                                                            212 750 2727  fax
                                                     mec@millerellin.com  e-mail



                                January 12, 2007


Securities and Commission
Washington, D.C. 20549

                                     Re: Midnight Auto Holdings Group, Inc.
                                         Form 8-K Dated November 29, 2006
                                           Regarding Item 4.01 Change in
                                           Registrant's Certifying Accountant


Pursuant to Item 304(a)(3) of Regulation S-B, Miller Ellin & Company, LLP agrees with all of the statements made in Item 4.01(a) of the above-mentioned Form 8-K.


                                     /s/ Miller, Ellin & Company, LLP

                                     MILLER ELLIN & COMPANY, LLP